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                                                                    EXHIBIT 10.3


                                 LOAN AGREEMENT

         This Loan Agreement is dated as of June 3, 1997, by and between Online Resources & Communications Corporation, a Delaware corporation (the "Company") and Dominion Fund IV, a Delaware Limited Partnership ("Dominion"). Certain other terms used herein are defined in Section 9.

         The Company and Dominion hereby agree as follows:

                    Article 1. Amount and Terms of the Loans.

         1.1 Recitals. The Company wishes to borrow up to $2,000,000 on a purchase money secured basis to be used to purchase or refinance the purchase of inventory, machinery and equipment (the "Loan"). Dominion is willing to make the Loan, subject to the terms and conditions hereafter set forth.

         1.2 The Loan. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained herein, Dominion will make the Loan to the Company. $1,500,000 of the Loan will be drawn at the Closing. The remaining $500,000 principal of the Loan may be drawn on or prior to June 1, 1998 (the "Conversion Date") in one or more advances (the "Advances"). On July 1, 1998, the Loan shall convert to a term loan with a thirty six (36) month maturity. The first Advance may be made five (5) days after written notice from the Company to Dominion, provided that the Conditions to Closing specified in Article 4 of this Agreement shall have been fulfilled. The Company shall provide notice to Dominion of any subsequent Advance at least five days' prior to the expected date of each such Advance and no subsequent Advance shall be made unless the Conditions to Making Subsequent Advances specified in Article 5 shall have been fulfilled. Each Advance shall be in a minimum amount of $100,000 or the remaining amount of the Equipment Loan, if less. Dominion shall have no obligation to make Advances at any time while there exists an Event of Default under this Agreement.

                  A. The Note. The Loan shall be evidenced by a secured promissory note of the Company in a principal amount equal to the Loan and in the form attached hereto as Exhibit 1.3A (the "Note").

                  B. Interest and Payment Terms. Monthly payments of interest only at the rate of 9% per annum (.75% per month) of the Loan shall be payable in arrears on the first day of every month commencing July 1, 1997 and continuing through June 1, 1998. Thereafter the Loan shall be paid commencing on July 1, 1998 in 36 equal monthly installments of principal and interest. All amounts due under the Note shall be paid in full by June 1, 2001.

                  C. Prepayment. The Company may prepay the Note in whole at any time or in part from time to time without penalty or premium. Any optional prepayment of the Note in part shall be in a principal amount not less than $25,000. Any prepayment of the Note shall be made together with accrued interest on the amount prepaid to the date of such prepayment. Any prepayments of the Note shall be applied to installments of the Note in the inverse order of maturity.

                  D. Security. (a) The Note and the other obligations of the Company thereunder shall be secured by and entitled to the benefits of a first priority security interest in all of the inventory of the Company (the "Inventory Collateral")




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         and the equipment, and machinery (collectively, the "Equipment") which
         Equipment is set forth on the Schedule referred to in Article 2 as such schedule may be amended from time to time (the "Equipment Collateral") (the Inventory Collateral and Equipment Collateral, together with any additions thereto or replacements or proceeds thereof being referred to hereafter collectively as the "Collateral").

                           (b) All of the agreements and instruments securing the Note and the Company's related obligations hereunder and thereunder are sometimes hereinafter referred to collectively as the "Security Documents" and individually as a "Security Document". The Company agrees to take such actions as may be necessary from time to time to cause Dominion to be secured by and entitled to the benefits of the Security Documents as described in this subsection, including, without limitation, the obtaining of consents of any third parties. The Security Documents shall be satisfactory in form to Dominion and its counsel.

                  E. Loan Fee. On the due date of the last monthly payment of the Loan, whether at maturity or by declaration, acceleration or otherwise, the Company shall pay Dominion a loan fee (the "Equipment Loan Fee") equal to 10% of the aggregate of the Advances under the Note.

         1.3 Overdue Payments and Default Rate of Interest for the Notes. In the event that the Company shall fail to make any payment of principal of or interest on the Note within ten (10) days when due, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or by declaration, acceleration or otherwise, interest on such unpaid principal and (to the extent permitted by law) on such unpaid interest and additional interest from the date due until paid in full shall thereafter be payable on demand at a rate equal to 2% per month, provided that in no event shall the amount contracted for and agreed to be paid by the Company as interest on the Note exceed the highest lawful rate permissible under any law applicable hereto.

         1.4 Form of Payment. All payments by the Company of principal of or interest on the Note and of any fee due thereunder shall be made to Dominion at 44 Montgomery Street, Suite 4200, San Francisco, California 94101 (or at such other address as Dominion shall have furnished to the Company in writing) and shall be made by check or wire transfer. If any payment of principal of or interest on the Note shall become due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day and such extension shall be included in computing interest in connection with such payment.

         1.5 Warrant. Concurrently with the execution and delivery of this Agreement, the Company shall execute and deliver to Dominion a Warrant Purchase Agreement in the form of Exhibit 1.5A hereto (the "Warrant Purchase Agreement") and shall issue to Dominion thereunder a Warrant in the form of Exhibit 1.5B hereto (the "Warrant").

         1.6 Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place at 10:00 a.m. at the offices of Choate, Hall & Stewart, Exchange Place, Boston, Massachusetts, on June ___, 1997 or on such other date and time as the parties may agree (the "Closing Date").


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                           Article 2. Use of Proceeds.

         The Company will use the proceeds of the Loan exclusively for the purchase or reimbursement of the cost of acquiring inventory and equipment. Dominion has agreed to the Inventory and Equipment Schedule attached hereto as
Exhibit 2. The Company will not directly or indirectly use any part of such proceeds for any purpose which would violate any provision of any applicable statute, regulation, order, or restriction.

                   Article 3. Representations and Warranties.

         In order to induce Dominion to enter into this Agreement and to make the Loan provided for hereunder, the Company makes the following representations and warranties, which shall survive the execution and delivery hereof and of the Note and shall be true and correct as set forth below upon the date of the Loan:

         3.1 Organization, Standing, etc. of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement, the Security Documents, and all other documents to be executed by it in connection with the transactions contemplated hereby, to issue the Note and the Warrant and to carry out the terms hereof and thereof.

         3.2 Subsidiaries. The Company has no Subsidiary.

         3.3 Qualification. The Company is duly qualified as a foreign corporation in Virginia. Other than Virginia, the Company is not required to be qualified or licensed as a foreign corporation in any jurisdiction in which the failure to become qualified or licensed would have a material adverse effect on the Company.

         3.4 Financial Information; Disclosure, etc. The Company has furnished Dominion with the financial statements and other reports listed in Schedule 3.4 attached hereto. Such financial statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position and results of operations of the Persons to which they purport to relate as of the dates and for the periods indicated. Since the end of the most recent fiscal period shown in such financial statements, there has not been any material adverse change in the business, operations, properties or financial position of the Company (or of the Persons to which such financial statements purport to relate). The Loan will not render the Company unable to pay its debts as they become due; the Company is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property; and the Company has no knowledge of any person contemplating the filing of any such petition against it.

                  3.4A Material Contracts. Included in Schedule 3.4A is a complete and accurate list of all (a) contracts (written or unwritten) with respect to which the Company has any liability or obligation, contingent or otherwise, or which may otherwise have any continuing effect after the date of this Agreement, and which involve in any case more than $50,000 per contract or per transaction (in the case of contracts covering multiple transactions) or which place any material limitation on the method of conducting or scope of the Company's business, (b) contracts with labor unions, (c) plans pursuant to


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which benefits are provided to employees of the Company, (d) contracts with shareholders, officers or directors of the Company, or the spouses or relatives thereof, (e) compensation arrangements or other understandings between the Company and any of its officers or directors pursuant to which compensation is payable or other benefits are made available by the Company to such person or funds are or have been loaned or advanced by the Company to such person, (f) contracts between officers or directors of the Company and any other person or entity which contracts purport to restrict the business activities of or use of information by any officer or director of the Company, (g) any other material contracts, instruments, commitments, plans or arrangements, copies of which would be required to be filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form S-1 if the Company were registering its Common Stock under the 1933 Act, (h) all agreements known to the Company relating to any securities of the Company or rights in connection therewith, other than agreements which will be terminated at or prior to the time of the Closing hereunder, and (i) all other contracts to which the Company is a party or by which it is bound which are not in the ordinary course of the Company's business. All the foregoing are herein called "Material Contracts". Such list includes with respect to each Material Contract the names of the parties, the date thereof, its title or other general description, and a brief summary of its contents and the amounts involved in connection therewith, and all amounts owing to the Company by any officer or director and the repayment terms for such obligations. Upon request, the Company will furnish to Dominion, at any time prior to or after the Closing, copies of any Material Contracts not previously furnished to Dominion and any further information that Dominion may reasonably request in connection therewith.

         The Company, and, to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date pursuant to a Material Contract (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or lapse of time or both) under any Material Contract. The Company does not have any present expectation or intention of not fully performing all its obligations under each such Material Contract, and the Company has no knowledge of any breach or anticipated breach by the other party to any Material Contract.

         3.5 Licenses; Franchises, etc. Schedule 3.5 attached hereto accurately and completely lists all material authorizations, licenses, permits and franchises of any public or governmental regulatory body granted or assigned to the Company and the same constitute the only material authorizations, licenses, permits and franchises of any public or governmental regulatory body which are necessary for the conduct of the business of the Company as now conducted and proposed to be conducted (such authorizations, licenses, permits and franchises, together with any extensions or renewals thereof, being herein sometimes referred to collectively as the "Licenses"). All such Licenses are validly issued and in full force and effect and the Company has fulfilled and performed all of its material obligations with respect thereto and has full power and authority to operate thereunder.

         3.6 Tax Returns and Payments. The Company has filed all tax returns required by law to be filed and has paid all taxes, assessments and other governmental charges levied upon any of its properties, assets or income, other than those not yet delinquent and those, not substantial in aggregate amount, being or about to be contested as provided in Section 6.4. The charges, accruals and reserves on the books of the Company in respect of its taxes are adequate in the opinion of the Company, and the Company knows of no unpaid assessment for additional taxes or of any basis therefor.


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         3.7 Indebtedness, Liens and Investments, etc. Schedule 3.7 attached hereto correctly describes, as of the date or dates indicated therein, (a) all outstanding Indebtedness of the Company in respect of borrowed money, Capital Leases and the deferred purchase price of property; (b) all existing mortgages, liens and security interests in respect of any property or assets of the Company; (c) all outstanding investments, loans and advances of the Company (other than expense advances to employees in the ordinary course of business); and, (d) all existing guarantees by the Company.

         3.8 Title to Properties; Liens. Except as set forth on Schedule 3.8, the Company has good and marketable title to all of its properties and assets reflected in the balance sheet as of December 31, 1996, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, charge or encumbrance except for minor liens and encumbrances which in the aggregate are not substantial in amount, do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and have not arisen otherwise than in the ordinary course of business. The Company enjoys quiet possession under all leases to which it is a party as lessee, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision materially adversely affecting the current and proposed operations of the Company.

         3.9 Litigation, Claims, etc. There is no action, proceeding or investigation pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) which questions the validity of this Agreement, the Note, the Warrant or the other documents executed in connection herewith, or any action taken or to be taken pursuant hereto, or which might result, either in any case or in the aggregate, in any material adverse change in the business operations, affairs or condition of the Company or any of its properties or in any material liability on the part of the Company.

         3.10 Authorization; Compliance with Other Instruments. The execution, delivery and performance of this Agreement, the Note, the Warrant and the Security Documents have been duly authorized by all necessary corporate action on the part of the Company, will not result in any violation of or be in conflict with or constitute a default under any term of the charter or by-laws of the Company, or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to any such term. The Company is not in violation of any term of its Certificate of Incorporation or by-laws, or of any term of any agreement or instrument to which it is a party, or of any judgment, decree, order, statute, rule or governmental regulation applicable to it.

         3.11 Governmental Consent. Neither the Company nor, to the Company's knowledge, any of its shareholders, is required to obtain any order, consent, approval or authorization of, or required to make any declaration or filing with any governmental authority in connection with the execution and delivery of this Agreement and the issuance and delivery of the Note and the Warrant pursuant hereto (collectively, "Consents").

         3.12 Employee Retirement Income Security Act of 1974. The terms used in this Section 3.12 and in Section 7.9 of this Agreement shall have the meanings assigned


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thereto in the applicable provisions of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), and the term "Affiliated Company" shall mean the Company and all corporations, partnerships, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Company, a group of trades or businesses under common control with the Company, an affiliated service group or other affiliated group, within the meaning of
Section 414(b), Section 414(c), Section 414(m) or Section 414(o), respectively, of the Code, or Section 4001 of ERISA. Each employee benefit plan sponsored by an Affiliated Company and each multiemployer plan to which any Affiliated Company makes contributions, is in material compliance with applicable provisions of ERISA and the Code. No Affiliated Company has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or any employee benefit plan on account of any failure to meet the contribution requirements of any such plan, minimum funding requirements or prohibited transactions under ERISA or the Code, termination of a single employer plan, partial or complete withdrawal from a multiemployer plan, or the insolvency, reorganization or termination of any multiemployer plan, and no event has occurred or condition exists which presents a material risk that any Affiliated Company will incur any material liability on account of any of the foregoing circumstances. The consummation of the transactions contemplated by this Agreement will not result in any prohibited transaction under ERISA or the Code for which an exemption is not available.

         3.13 Capitalization; Ownership of Company. As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 10,726,372 shares are issued and outstanding, 1,000,000 shares of Series A Convertible Preferred Stock of which 795,000 shares are issued and outstanding, 100,000 shares of Series B Convertible Preferred Stock of which 10,050 shares are issued and outstanding, and 237,000 shares of Series C Convertible Preferred Stock of which none are issued as of the date hereof. All of said outstanding shares are validly issued, fully paid and nonassessable and, to the knowledge of the Company, are owned by such shareholders, free of any assignment, pledge, lien, security interest, charge, option or other encumbrance except those existing under applicable state and federal securities laws and in the case of the Series C Convertible Preferred Stock being issued those being created under a Stockholders Agreement to which holders of shares of such shares will be made subject. Except as otherwise set forth in Schedule 3.13, the Company is not obligated in any manner to issue any additional shares of its capital stock.

         3.14 Environmental Matters. Neither the Company nor, to the Company's knowledge (after due inquiry), any prior user or owner of the real estate on which the Company's business is conducted (the "Property"), or any third party, has ever caused or permitted any Hazardous Material to be disposed of on or under the Property, and the Property has never been used (either by the Company or, to the Company's knowledge (after due inquiry) by any prior user or owner of the Property, or any third party as (i) a disposal site or permanent storage site for any Hazardous Material or (ii) a temporary storage site for any Hazardous Material. To the best of the Company's knowledge, all areas of the property where any disposal or release of Hazardous Materials has occurred have been remediated in accordance with applicable legal requirements. The Company has been issued and is in compliance with all material permits, certificates, licenses, approvals and other authorizations relating to environmental matters and necessary for its business, and has filed all notifications and reports relating to chemical substances, air emissions, underground storage tanks, effluent discharges and Hazardous Material waste storage, treatment and disposal


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required in connection with the operation of its business, the failure to have or comply with which would, individually or in the aggregate, have a material adverse effect on the Company. All Hazardous Materials used or generated by the Company have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable laws and regulations, the violation of which has any reasonable likelihood of having a material adverse effect on the Company. The Company has no liabilities with respect to Hazardous Materials, and to the knowledge of the Company (after due inquiry), no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials, which could have any reasonable likelihood of having a material adverse effect on the Company.

         3.15 Intellectual Property. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes (the "Intellectual Property") necessary for its business as conducted and proposed to be conducted without any known conflict with, or infringement of the rights of others and each such legal right is listed on Schedule 3.15. The Company has not received any communications alleging that it has violated or, by conducting business as proposed, would violate the Intellectual Property rights of any other person or entity. Except as disclosed in Schedule 3.15, the Company has not licensed or granted rights to others in any of its Intellectual Property.

         3.16 Insurance. All of the properties and operations of the Company are adequately insured, by financially sound and reputable insurers against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the Company's business or similar businesses, and the Company carries with such insurers in customary amounts such other insurance as is usually carried by companies of established reputation engaged in the same or similar businesses.

         3.17 Compliance with Law. The Company has complied in all material respects with all rules, regulations, statutes, decrees and orders applicable to its business.

         3.18 Regulations U and X. No part of the proceeds of the Loan will be used to purchase or carry, or to reduce, retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         3.19 Investment Company. The Company is not subject to regulation under the Investment Company Act of 1940, as amended.

         3.20 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation" as defined in
Section 897(c) of the Code and Section 1.897-2(b) of the regulations promulgated by the Internal Revenue Service, and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of such regulations.

         3.21 Full Disclosure. Neither this Agreement nor any financial statements, reports or other documents or certificates furnished to Dominion by the Company in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein contained not misleading.

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         3.22 No Material Adverse Change Since March 31, 1997, there has been no material adverse change in the condition (financial or otherwise), properties, business operations or prospects of the Company nor any change in the assets, liabilities or financial condition of the Company from that reflected in the balance sheet as of March 31, 1997, except for changes in the ordinary course of business which in the aggregate have not been materially adverse.

                        Article 4. Conditions to Closing.

         The obligation of Dominion to make the initial advance under the Loan is subject to the following conditions:

         4.1 The Note. By the Closing Date, Dominion shall have received the Note, duly completed, executed and delivered, as provided in Article 1.

         4.2 Opinions and Certificates. On and as of the Closing Date, Dominion shall have received:

                  (a) The favorable opinion of Michaels, Wishner & Bonner, P.C., counsel for the Company, dated as of such date and in form and substance satisfactory to Dominion and its counsel;

                  (b) A certificate, dated as of the Closing Date, signed by the Company's Secretary, in the form attached hereto as Exhibit 4.2(b);

                  (c) A certificate, dated as of the Closing Date, signed by a principal officer of the Company, in the form attached hereto as Exhibit 4.2(c) certifying that the conditions specified in this Article 4 have been fulfilled; and

                  (d) All other information and documents which Dominion or its counsel may reasonably have requested in connection with the transactions contemplated by this Agreement, such information and documents where appropriate to be certified by the proper Company officers or governmental authorities.

         4.3 No Default; Representations and Warranties, etc. On the Closing
Date: (a) the representations and warranties of the Company contained in Article 3 of this Agreement shall be true on and as of such date as if they had been made on such date; (b) the Company shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed on or prior to such date; (c) after giving effect to the Loan, no Event of Default specified in Article 8 hereof, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing; (d) all of the conditions to closing set forth in this Article 4 have been satisfied; and (e) since the date of this Agreement, there shall have been no material adverse change in the assets or liabilities or in the financial or other condition of the Company.

         4.4 Security Documents. On the Closing Date, Dominion shall have received the Security Documents, together with any other documents reasonably required or contemplated by the terms thereof.

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         4.5 Payment of Counsel Fees and Other Expenses. On the Closing Date,
the Company shall have paid the fees and disbursements of Dominion's counsel relating to this Agreement invoiced to the Closing Date, including an estimate of those which are reasonably expected to be incurred post-Closing, and shall have paid any other expenses incurred by Dominion relating to the transactions contemplated hereby (including consulting fees, accounting fees and travel expenses) invoiced by Dominion to the Company prior to the Closing.

         4.6 Inventory and Equipment Schedules. As of the Closing Date, the Company shall have furnished to Dominion in writing a schedule of the inventory, machinery and equipment to be financed by the draw at Closing, and Dominion shall have approved such Schedule in writing.

         4.7 Stock Purchase Agreement. As of the Closing Date, the Company, Dominion and the parties named therein shall have executed and delivered a Stock Purchase Agreement in the form of Exhibit 4.7 (the "Stock Purchase Agreement") and the other documents and agreements contemplated thereby, and a certificate representing all Shares purchased by Dominion thereunder shall be duly issued and delivered to Dominion.

         4.8 Filing of Financing Statements. As of the Closing Date, financing statements in appropriate form shall have been filed with the State Corporation Commission for the Commonwealth of Virginia and in all other places required by law to perfect Dominion's security interest in all of the Equipment Collateral financed by the first Advance.

         4.9 Certificate of Insurance. As of the Closing Date, the Company shall have furnished to Dominion a Certificate of Insurance naming Dominion as a loss payee with regard to the Collateral.

         4.10 Warrant. The Company shall have execute the Warrant Purchase Agreement to Dominion and pursuant thereto shall have issued the Warrant to Dominion.

         4.11 Landlord's Consent and Waiver. As of the Closing Date, Dominion shall have received a signed and executed Landlord's consent and waiver in form satisfactory to Dominion for all locations at which the Collateral is located.

         4.12 Lien Search Results. The Company shall have furnished Dominion with evidence reasonably satisfactory to Dominion that Dominion has a first priority security interest in the Collateral.

              Article 5. Conditions to Making Subsequent Advances.

         5.1 Certificates. On and as of the date of each subsequent Advance, Dominion shall have received a certificate, dated as such date, signed by a principal officer of the Company, in the form attached hereto as Exhibit 5.1 certifying, as of the date of the certificate, that (a) the representations and warranties of the Company contained in Article 3 of this Agreement shall be true in all material respects on and as of such date as if they had been made on such date; (b) the Company shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed on or prior to such date; (c) after giving effect to the Advance, no Event of Default specified in Article 8 hereof, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing; and
(d) since the date of the


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last such certificate given to the Lender pursuant to Article 4 or Article 5, there shall have been no material adverse change in the assets or liabilities or in the financial or other condition of the Company (other than as the result of the draw down of the Equipment Loan).

         5.2 Inventory and Equipment Schedule. The Company shall have furnished to Dominion in writing a schedule of the inventory, machinery and equipment to be financed by such subsequent Advance, and Dominion shall have approved such schedule in writing.

         5.3 Filing of Financing Statements. Financing statements in appropriate form shall have been filed with the State Corporation Commission of the Commonwealth of Virginia and in all other places required by law to perfect Dominion's purchase money security interest in the Collateral being financed by such subsequent Advance.

         5.4 Landlord's Consent and Waiver. The Company shall have furnished to Dominion an executed Landlord's Waiver and Consent in form and substance satisfactory to Dominion for each location where Collateral financed by such subsequent Advance is located.

         5.5 Expiration Date. The date of any subsequent Advance shall be prior to the Conversion Date.

                        Article 6. Affirmative Covenants.

         Until the principal of and interest on the Note and all fees due hereunder shall have been paid in full, the Company agrees that the following covenants shall remain in full force and effect, which covenants shall be applicable to the Company and each of its Subsidiaries, if any.

         6.1 Financial Statements, etc. The Company will furnish or cause to be furnished to Dominion:

                  (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Company, (i) the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year, and (ii) the related consolidated and consolidating statements of income and surplus and cash flows for such year, setting forth (except for the initial financial statement of the Company delivered pursuant to this Section 6.1(a)) in comparative form with respect to such consolidated financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of independent public accountants selected by the Company and satisfactory to Dominion, which opinion shall be in a form generally recognized as unqualified and shall state that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved in such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards related to reporting, provided that such accountants' certification may be limited to the consolidated financial statements in which case the consolidating financial statements shall be signed by a principal officer of the Company;

                  (b) Within 30 days after the end of each month, a statement of operations for such month in form and substance satisfactory to Dominion;

                  (c) As soon as available and in any event within 45 days after the end of each quarterly accounting periods in each fiscal year of the Company, an analysis and report on the financial and operating results of each fiscal quarter, in form and substance satisfactory to Dominion;

                  (d) Not later than 30 days prior to the beginning of each fiscal year of the Company, a copy of the Company's annual budget (the "Budget"), including balance sheets, cash flow and income and loss projections, a consolidated capital and operating expense budget and a business plan for the Company, each itemized in reasonable detail and prepared on a monthly basis, and promptly after preparation, any revisions to the foregoing;

                  (e) Promptly upon receipt thereof (and in no event more than five (5) business days after receipt thereof), copies of all final audit reports, "management letters", so called, and other communications and reports submitted to the Company by independent certified public accountants in connection with each interim or special audit of the books of the Company made by such accountants;

                  (f) Promptly upon their becoming available (and in no event later than they are first sent to security holders, any securities exchange, or the Securities and Exchange Commission), copies of all financial statements, reports, notices and proxy statements sent by the Company to its security holders and all annual, periodic or special reports or registration statements filed by the Company with the Securities and Exchange Commission;

                  (g) Prompt notice of any action, suit, proceeding or investigation at law or in equity or by or before any governmental instrumentality or agency which, if adversely determined, would materially impair the right of the Company or any subsidiary to carry on its business as then conducted or would have a material adverse effect on the business, operations or financial condition of the Company or any Subsidiary;

                  (h) [Intentionally Omitted]

                  (i) Together with the financial statements delivered pursuant to subparagraphs (a) and (c) above, a compliance certificate substantially in the form of Exhibit 6.1 attached hereto signed by a principal officer of the Company;

                  (j) Any information generally furnished by the Company to its stockholders, including without limitation all information pertaining to financial, marketing, business development or regulatory issues generally furnished by the Company to its stockholders or to any class of its stockholders; and,

                  (k) Forthwith upon any officer of the Company obtaining knowledge of any condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, a certificate signed by such officer specifying in reasonable detail the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

         The Company will also furnish or cause to be furnished to Dominion such other information regarding the business, affairs and condition of the Company as Dominion may from time to time reasonably request. The Company will permit Dominion to inspect the books and any of the properties or assets of the Company and its Subsidiaries at such reasonable times as Dominion may from time to time request. Dominion agrees not to disclose any confidential information received from the Company (except to its partners and to its professional advisors) and to use the same care with such information as it affords to its own confidential information.

         6.2 Legal Existence; Compliance with Laws, etc. The Company will, and will cause each Subsidiary to: maintain its corporate existence and business; maintain all properties which are reasonably necessary for the conduct of such business, now or hereafter owned, in good repair, working order and condition; take all actions necessary to maintain and keep in full force and effect its rights and franchises; and comply in all material respects with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its properties; provided that neither the Company nor any Subsidiary shall be required by reason of this subsection to comply therewith at any time while the Company or such Subsidiary shall be contesting its obligations to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by generally accepted accounting principles and deemed adequate by the Company and its independent public accountants. Neither the Company nor any Subsidiary will, without the prior written consent of Dominion, engage in any business other than the business in which the Company is currently engaged and other activities reasonably related thereto.

         6.3 Insurance. The Company will maintain or cause to be maintained on all insurable properties now or hereafter owned by the Company or any Subsidiary insurance against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses, and will maintain or cause to be maintained public liability and workmen's compensation insurance insuring the Company to the extent customary with respect to companies conducting similar businesses. Upon request, the Company will furnish to Dominion satisfactory evidence of the insurance described in the preceding sentence. All such policies (or certificates) shall be delivered to Dominion upon request. Each insurance policy pertaining to any of the Collateral shall: (i) name Dominion as an insured so far as its interests shall appear; (ii) provide that no action of the Company, any Subsidiary or any tenant or subtenant shall void such policy as to Dominion; and (iii) provide that Dominion shall be notified of any proposed cancellation of such policy at least thirty (30) days in advance of such proposed cancellation. All such policies (or certificates) shall be delivered to Dominion upon request. In the event of a casualty loss, the Company may apply the proceeds of any insurance to the restoration or replacement of the property or asset which was the subject of such loss, provided that the Company shall have demonstrated to the reasonable satisfaction of Dominion that such property or asset will be restored to substantially its previous condition or will be replaced by a substantially identical property or asset.

         6.4 Payment of Taxes. The Company will, and will cause each Subsidiary to, pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its properties or assets, or upon any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or a charge upon its property; provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if the Company shall have set aside on its books such reserves, if any, with respect thereto as are required by generally accepted accounting principles and deemed appropriate by the Company and its independent public accountants.

         Upon the request of Dominion, the Company will furnish to Dominion satisfactory proof of the payment or deposit of payroll and withholding taxes required by applicable federal, state and local law. Such proof shall be furnished within ten days after written demand by Dominion.

         6.5 Payment of Other Indebtedness, etc. Except as to matters being contested in good faith and by appropriate proceedings, the Company will, and will cause each Subsidiary to, pay promptly when due all other Indebtedness and obligations incident to the conduct of its business.

         6.6 Further Assurances. From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as Dominion may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement, the Note and the Security Documents. Upon the exercise by Dominion of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Dominion may be required to obtain for such governmental consent, approval, registration, qualification or authorization.

         6.7 Visitation Rights. [Intentionally Omitted]

         6.8 Rights of First Offer. So long as the Loan shall be outstanding, the Company shall first offer by written notice to Dominion, before obtaining any debt financing from any other party (exclusive of revolving lines of credit from a bank or similar financial institution (a "Revolver"), the right to provide to the Company the full amount of any debt financing (whether or not having an equity feature) required by the Company (the "Right of First Offer"). The Company shall promptly notify Dominion in writing of its plans to obtain any such debt financing, including in such notice a description of the proposed debt financing. Within ten (10) days after receipt of the Company's written notice, Dominion shall notify the Company whether it wishes to satisfy the Company's debt financing requirements and if so, the terms and conditions under which it proposes to satisfy such requirements. If Dominion elects not to exercise the Right of First Offer or fails to respond within such 10-day period, or if the Company rejects in good faith Dominion's offer, the Company shall be free to obtain such debt financing from another source upon such terms as the Company may accept, provided that such debt financing does not result in a default or an Event of Default under this Agreement. The rejection by Dominion of a proposed debt financing shall not affect adversely Dominion's Right of First Offer with respect to future such debt financings.

         6.9 Net Worth. The sum of the Company's assets (including the value of intangible assets) will at all times exceed the sum of the Company's liabilities.

         6.10 Employee Nondisclosure and Development Agreements. The Company shall use its best efforts to obtain an Employee Nondisclosure Agreement, in form satisfactory to Dominion, from all future officers and key employees of the Company, upon their employment by the Company.

         6.11 Indemnification. So long as a representative of the Dominion serves on the Board of Directors of the Company, the Company shall use its best efforts to maintain at all times provisions in its By-laws and/or Certificate of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

         6.12 Replenishment of Collateral. In the event the Inventory Collateral is sold and not replenished, the Company will grant to Dominion a security interest in additional collateral equal or greater in value than the Inventory Collateral so sold to the extent necessary to secure the then outstanding balance on the Note.

                         Article 7. Negative Covenants.

         Until the principal of and interest on the Notes and all fees due hereunder shall have been paid in full, the Company, without the prior written consent of Dominion, agrees that:

         7.1 Indebtedness. Neither the Company nor any Subsidiary will create, incur, assume or become or remain liable in respect of any Indebtedness, except:

         (a) Indebtedness to Dominion;

         (b) Revolvers;

         (c) Current liabilities of the Company (other than for borrowed money) incurred in the ordinary course of its business and in accordance with customary trade practices;

         (d) Existing Indebtedness, if any, of the Company referred to in
Schedule 3.7 attached hereto, in not more than the respective unpaid principal amounts thereof specified in such Schedule;

         (e) Indebtedness subordinated to Dominion on terms satisfactory to Dominion in its sole discretion;

         (f) Indebtedness of the Company in respect of guarantees to the extent permitted under Section 7.3;

         (g) Indebtedness in respect of Capital Leases permitted by Section 7.4; and

         (h) Indebtedness which Dominion elected not to extend under Section 6.8; provided, no security interest for any such Indebtedness will extend to any of the Collateral;

         In no event, however, will the total Indebtedness referenced in (b) and
(h), above, exceed $10,000,000.

         7.2 Mortgages, Liens, etc. Neither the Company nor any Subsidiary will, directly or indirectly, create, incur, assume or suffer to exist, any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement (including any Capital Lease) with respect to, any property or asset now owned or hereafter acquired by the Company, except:

         (a) Any lien securing Revolvers;

         (b) Any lien securing Indebtedness to Dominion;

         (c) Liens for taxes not yet delinquent or being contested in good faith as provided in Section 6.4; liens in connection with workmen's compensation, unemployment insurance or other social security obligations; liens securing the performance of bids, tenders, contracts, surety and appeal bonds, liens to secure progress or partial payments and other liens of like nature arising in the ordinary course of business; mechanics', workmen's, materialmen's or other like liens arising in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith; and other liens or encumbrances incidental to the conduct of the business of the Company or to the ownership of its properties or assets, which were not incurred in connection with the borrowing of money or the obtaining of credit and which do not materially detract from the value of the properties or assets of the Company or materially affect the use thereof in the operation of its business;

         (d) Capital Leases permitted by Section 7.4; and

         (e) Any lien securing Indebtedness which Dominion elected not to extend; provided, however, that no lien or security interest securing any such Indebtedness will extend to any of the Collateral.

         Upon the Company's request, Dominion promptly agrees to release its security interest to any asset of the Company encumbered by any lien described in Section 7.2(e) above if such lien does not exceed 100% of the purchase price of the asset and is given at the time of the acquisition of the asset.

         7.3 Loans, Guarantees and Investments. Neither the Company nor any Subsidiary will make or permit to remain outstanding any loan or advance to, or guarantee or endorse (except as a result of endorsing negotiable instruments for deposit or collection in the ordinary course of business) or otherwise assume or remain liable with respect to any obligation of, or make or own any investment in, or acquire (except in the ordinary course of business) the properties or assets of, any Person, except:

         (a) Extensions of credit by the Company in the ordinary course of business in accordance with customary trade practices;

         (b) The presently outstanding investments, loans and advances, if any, and the presently existing guarantees, if any, referred to in Schedule 3.7 attached hereto;

         (c) Marketable direct obligations of the United States of America or any department or agency thereof maturing not more than one year from the date of issuance thereof;

         (d) Certificates of deposit, repurchase agreements, money market deposits or other similar types of investments maturing not more than one year from the date of acquisition thereof and evidencing direct obligations of any bank within the United States of America having capital surplus and undivided profits in excess of $50,000,000; and

         (e) Capital Expenditures to the extent permitted by Section 7.6.

         7.4 Leases. Neither the Company nor any Subsidiary will enter into any Capital Lease or operating lease which relates to any of the Equipment Collateral.

         7.5 Restricted Payments. The Company will not, directly or indirectly, declare, order, pay or make any Restricted Payment or set aside any sum or property therefor without the prior consent of Dominion, except that the Company may redeem capital stock from employees upon the termination of employment pursuant to stock restriction agreements approved by the Company's Board of Directors or in accordance with its Certificate of Incorporation.

         7.6 Capital Expenditures. Neither the Company nor any Subsidiary will make any Capital Expenditure (including any payments under Capital Leases) during any fiscal year in excess of $2,000,000.

         7.7 Mergers and Consolidations. Neither the Company nor any Subsidiary will enter into any merger or consolidation without the prior written consent of Dominion which will not be unreasonably withheld.

         7.8 Sale of Assets. Neither the Company nor any Subsidiary will sell, lease or otherwise dispose of all or any substantial part of its properties or assets without the prior written consent of Dominion.

         7.9 Compliance with ERISA. The Company will make, and will cause all Affiliated Companies to make, all payments or contributions to employee benefit plans required under the terms thereof and in accordance with applicable minimum funding requirements of ERISA and the Code and applicable collective bargaining agreements. The Company will cause all employee benefit plans sponsored by any Affiliated Company to be maintained in material compliance with ERISA and the Code. The Company will not engage, and will not permit or suffer any Affiliated Company or any Person entitled to indemnification or reimbursement from the Company or any Affiliated Company to engage, in any prohibited transaction for which an exemption is not available. No Affiliated Company will terminate, or permit the PBGC to terminate, any employee benefit plan or withdraw from any multiemployer plan, in any manner which could result in material liability of any Affiliated Company.

         7.10 Transactions with Affiliates. Neither the Company nor any Subsidiary will, directly or indirectly, enter into any lease or other transaction with any shareholder of the Company or with any Affiliate of the Company or such shareholder, on terms that are less favorable to the Company or such Subsidiary than those which might be obtained at the time from Persons who are not such a shareholder or Affiliate.

         7.11 Environmental Liabilities. Neither the Company nor any Subsidiary will violate any requirement of law, rule or regulation regarding Hazardous Materials, the failure to comply with which would individually, or in the aggregate, have a material adverse effect on the Company or such Subsidiary; and, without limiting the foregoing, neither the Company nor any Subsidiary will dispose of any Hazardous Material into or onto, or (except in accordance with applicable law) from, any real property owned, leased or operated by the Company or such Subsidiary or in which the Company or such Subsidiary holds, directly or indirectly, any legal or beneficial interest or estate, nor allow any lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to be imposed or to remain on such real property, except for liens being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained on the books of the Company.

         7.12 Prepayment of Indebtedness. Neither the Company nor any Subsidiary will prepay any Indebtedness except for Indebtedness owed to Dominion and Indebtedness represented by Revolvers and paid and reborrowed in the ordinary course of business.

         7.13 Set-off. The Company will not exercise any right of set-off with respect to any indebtedness owed by the Company to Dominion.

                         Article 8. Defaults; Remedies.

         8.1 Events of Default; Acceleration. If any of the following events (each an "Event of Default") shall occur:

         (a) The Company shall default in the payment of principal of or interest on the Note after the same becomes due and payable, whether on demand, at maturity or at a date fixed for the payment of any installment or prepayment thereof or otherwise; or

         (b) The Company shall default in the payment of any other fee due hereunder, including but not limited to the Equipment Loan Fee, within 30 days after the same becomes due and payable, whether on demand, at maturity or at a date fixed for the payment of any installment or prepayment thereof or otherwise; or

         (c) The Company shall default in the performance of or compliance with any term contained in Articles 6 or 7 and, as to any terms capable of being cured, fail to cure the same within thirty (30) days after receipt of written notice notifying the Company of such default; or

         (d) The Company shall default in the performance of or compliance with any term contained in this Agreement other than those specifically referred to in this Article 8 and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the Company by Dominion; or

         (e) The Company shall default in the performance of or compliance with any term contained in the Security Documents or in the performance of or compliance with any term contained in any other written agreement with Dominion, and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

         (f) Any representation or warranty made by the Company herein or pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

         (g) The holder of any Indebtedness in respect of borrowed money, any Capital Lease or the deferred purchase price of property, in any case aggregating $500,000 or more, shall have accelerated the maturity thereof as a result of any default thereunder; or

         (h) The Company shall discontinue its business or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as such debts become due, or shall apply for or consent to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of the Company or any substantial part of the property of the Company, or shall commence a case or have an order for relief entered against it under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or if the Company shall take any action to dissolve or liquidate the Company; or

         (i) If, within 30 days after the commencement against the Company of a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, such case shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if within 30 days after the entry of a decree appointing a trustee, receiver or liquidator (or other similar official) of the Company or any substantial part of the property of the Company, such appointment shall not have been vacated; or

         (j) A final judgment which, with other outstanding final judgments against the Company, exceeds an aggregate of $500,000 shall be rendered against the Company and if, within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged, or if any such judgment shall not be discharged forthwith upon the commencement of proceedings to foreclose any lien, attachment or charge which may attach as security therefor and before any of the property or assets of the Company shall have been seized in satisfaction thereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, Dominion may by written notice to the Company, declare the principal of and accrued interest in respect of each of the Note to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Note shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

         8.2 Remedies on Default, etc. In case any one or more Events of Default shall occur and be continuing, Dominion may proceed to protect and enforce its rights by any action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note or a Security Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any principal of or interest on the Note or in the payment of any fee due hereunder, the Company will pay to Dominion such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of Dominion in exercising any right shall operate as a waiver thereof or otherwise prejudice Dominion's rights. No right conferred hereby or by the Note or the Security Documents upon Dominion shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                             Article 9. Definitions.

         As used herein the following terms have the following respective meanings:

                  Affiliate: as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

                  Affiliated Company: the meaning specified in Section 3.12.

                  Banking Day: any day, excluding Saturday and Sunday and excluding any other day which shall be in San Francisco, California, a legal holiday or a day on which banking institutions are authorized by law to close.

                  Capital Expenditure: any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with generally accepted accounting principles would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by generally accepted accounting principles to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

                  Capital Lease: any lease of property (real, personal or mixed) which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

                  Closing Date:  the meaning specified in Section 1.6.

                  Code:  the meaning specified in Section 3.12.

                  Company: the meaning specified at the beginning of this Agreement.

                  Consents:  the meaning specified in Section 3.11.

                  Dominion: the meaning specified at the beginning of this Agreement.

                  Equipment Loan Fee:  The meaning specified in Section 1.3(D).

                  ERISA:  the meaning specified in Section 3.12.

                  Event of Default:  the meaning specified in Article 8.

                  Hazardous Material: (a) any asbestos or insulation or other material composed of or containing asbestos and (b) any petroleum product and any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

                  Indebtedness: as applied to any Person, (i) all items (except items of capital or surplus or of retained earnings) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date of which Indebtedness is to be determined, including any Capital Lease, (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contributions or otherwise) or otherwise to become directly or indirectly liable.

                  Intellectual Property:  the meaning specified in Section 3.15.

                  Licenses:  the meaning specified in Section 3.5.

                  Loans:  the meaning specified in Section 1.1.

                  Material Contracts:  the meaning specified in Section 3.4.

                  Note:  the meaning specified in Section 1.3(A).

                  Operating Lease:  any Lease other than a Capital Lease.

                  PBGC:  the meaning specified in Section 3.12.

                  Person: a corporation, an association, a partnership, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  Restricted Payment: (a) any dividend or other distribution, direct or indirect, on or on account of any shares of any class of stock of the Company now or hereafter outstanding, (b) any redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding or of any warrants or rights to purchase any such stock (including without limitation the repurchase of any such stock or warrant or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto).

                  Revolver:  the meaning specified in Section 6.8.

                  Security Documents:  the meaning specified in Section 1.3(C).

                  Stock Purchase Agreement: The Stock Purchase Agreement among the Company, Dominion and certain of the Company's shareholders dated as of May 28, 1997, as amended from time to time.

                  Subsidiary: any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding voting interests (other than director's qualifying interests) is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

                            Article 10. Setoffs, etc.

         If the Company becomes insolvent, howsoever evidenced, or any Event of Default occurs, any Indebtedness from Dominion to the Company or any Subsidiary may, without regard to the value of the Collateral, be offset and applied toward the payment of any Indebtedness from the Company to Dominion, whether or not such Indebtedness, or any part thereof shall then be due.

                     Article 11. Expenses; Indemnification.

         (a) Whether or not the transactions contemplated hereby shall be consummated, the Company agrees (i) to pay all reasonable expenses, including reasonable fees and disbursements of counsel for Dominion, which Dominion has incurred or may hereafter incur in connection with the preparation of this Agreement, the Note, the Security Documents, the Warrant, the Warrant Purchase Agreement and all other documents related hereto (including any amendment, consent or waiver hereafter requested by the Company hereunder or thereunder) and the transactions contemplated hereby or the enforcement of the rights of Dominion hereunder or under the Note, the Warrant, the Warrant Purchase Agreement or the Security Documents in the event of a default hereunder or thereunder and (ii) to pay all taxes and fees (including interest and penalties), including, without limitation, all recording and filing fees, transfer and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement, the Note, the Warrant, the Warrant Purchase Agreement, the Security Documents and all other documents related hereto (including any amendment, consent or waiver hereafter requested by the Company hereunder or thereunder) and to indemnify Dominion and hold Dominion harmless against any loss or liability resulting from non-payment or delay in payment of any such tax.

         (b) The Company will indemnify Dominion, its directors, officers, employees and each other Person, if any, who controls Dominion, and will hold Dominion and such other Persons harmless from and against any and all claims, damages, losses, liabilities, judgments and expenses (including without limitation all reasonable fees and expenses of counsel and all expenses of litigation or preparation therefor) which Dominion or such other Persons may incur or which may be asserted against Dominion or such other Persons in connection with or arising out of any investigation, litigation or proceeding involving the Company or any shareholder or any Affiliate of the Company or any such shareholder (including compliance with or contesting of any subpoenas or other process issued against Dominion, or any director, officer or employee of Dominion, or any Person, if any, who controls Dominion in any proceeding involving the Company or any shareholder or any Affiliate of the Company or any such shareholder), whether or not Dominion is party thereto, other than claims, damages, losses, liabilities or judgments with respect to any matter as to which Dominion or such other Person seeking indemnity shall have been finally adjudicated to have acted with willful misconduct or gross negligence. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing of the commencement thereof.

                              Article 12. Waivers.

         Dominion's failure to insist upon the strict performance of any term, condition or other provision of this Agreement, the Note, the Warrant, the Warrant Purchase Agreement or the Security Documents or to exercise any right or remedy hereunder or thereunder shall not constitute a waiver by Dominion of any such term, condition or other provision or default or Event of Default in connection therewith; and any waiver of any such term, condition or other provision or of any such default or Event of Default shall not affect or alter this Agreement, the Note, the Warrant, the Warrant Purchase Agreement or the Security Documents and each and every term, condition and other provision of this Agreement, the Note, the Warrant, the Warrant Purchase Agreement and the Security Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or Event of Default in connection therewith.

                           Article 13. Miscellaneous.

         13.1 Notices, etc. All notices and other communications hereunder shall be in writing and shall be delivered by facsimile where confirmation or receipt by the receiving party's receiver can be documented, or personally delivered by hand or by reputable overnight courier or mailed by first class certified or registered mail, postage prepaid, as follows:

         (a)      If to Dominion:

                           Dominion Fund IV, a Delaware Limited
                             Partnership
                           c/o Dominion Ventures, Inc.
                           44 Montgomery Street
                           Suite 4200
                           San Francisco, CA  94104
                           Attention:  Michael Lee

                  with a copy to:

                           Roslyn G. Daum, Esq.
                           Choate, Hall & Stewart
                           Exchange Place
                           53 State Street
                           Boston, Massachusetts  02109

         (b)      If to the Company:

                           Online Resources & Communications Corporation 7927 Jones Branch Drive
                           McLean, Virginia  22102

                  with a copy to:

                           Mark J. Wishner, Esq.
                           Michaels, Wishner & Bonner, P.C.
                           1140 Connecticut Avenue, N.W.
                           Suite 900
                           Washington, DC  20036

or to such other address or addresses as the party to whom such notice is directed may have designated in writing to the other party hereto. A notice shall be deemed to have been given upon receipt by the party to whom such notice is directed, or, if receipt is refused, on the day on which delivery was attempted.

         13.2 Calculations, etc. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with generally accepted accounting principles and practices which principles and practices shall be consistently applied and in conformity with those used in the preparation of the financial statements referred to herein.

         13.3 Survival of Agreements, etc. This Agreement shall inure to the benefit of Dominion and its successors and assigns including any subsequent holder or holders of the Note, as the case may be, and the term "Dominion" shall include any such holder or holders whenever the context permits. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.

         13.4 Counterparts, etc. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

         13.5 Entire Agreement, etc. This Agreement, together with the agreements referred to herein, constitutes the entire contract between the parties hereto and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought.

         13.6 Governing Law; Jurisdiction; Waiver of Jury Trial. Each of this Agreement, the Note and the Security Documents including the validity thereof and the rights and obligations of the parties hereunder and thereunder, shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts (without regard to its choice of law provisions). The Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or under the Note, the Warrant, the Warrant Purchase Agreement or the Security Documents or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided in Section 13.1 or as otherwise provided under the laws of The Commonwealth of Massachusetts. The Company irrevocably waives all right to a trial by jury in any proceeding hereafter instituted by or against the Company in respect of this Agreement, the Note, the Security Documents or any other documents executed in connection herewith or therewith.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date first above written.

                                            ONLINE RESOURCES & COMMUNICATIONS
                                            CORPORATION


                                            By: [sig]
                                               ---------------------------------
                                             Chief Executive Officer


                                            DOMINION FUND IV, A DELAWARE
                                            LIMITED PARTNERSHIP
                                             By Dominion Management IV, L.L.C.
                                             its General Partner




                                            By: [sig]
                                               ---------------------------------
                                              Michael Lee
                                              Member

                  ONLINE RESOURCES & COMMUNICATIONS CORPORATION
                          Senior Secured Equipment Note


$2,000,000                                                          June 3,1997


         Online Resources & Communications Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to Dominion Fund IV, a Delaware Limited Partnership ("Dominion"), or order, in accordance with the schedule described below, Two Million Dollars ($2,000,000) or such much thereof which is advanced from time to time hereunder, with interest on the unpaid principal amount hereof at a rate per month equal to 9% per annum.

         The principal and interest on this Note shall be payable as follows:
Monthly payments of interest only at the rate of 9% (.75% per month) shall be payable in arrears on the first day of each month commencing July 1, 1997 and continuing through June 1, 1998. Thereafter, this Note shall be paid commencing on July 1, 1998 in 36 equal monthly installments of principal and interest. All principal and interest due under this Note shall be paid in full by June 1, 2001.

         In the event the Company shall fail to make any payment of principal of or interest on this Note when due, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or by declaration, acceleration or otherwise, the Company shall pay to the holder of this Note on demand by such holder, interest on such unpaid principal and (to the extent permitted by law) on such unpaid interest and additional interest from the date due until paid in full at a rate equal to 2% per month; provided, that in no event shall the amount contracted for and agreed to be paid by the Company as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto.

         This Note evidences the Loan under, and is subject to the provisions of, a certain Loan Agreement dated as of May 28, 1997 (as amended from time to time, the "Loan Agreement") by and between the Company and Dominion. The holder of this Note is entitled to the benefits of the Loan Agreement and to the benefits of the Security Documents referred to therein. Neither this reference to such Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Company to pay the principal of and interest on this Note as provided herein. All payments of principal of and interest on this Note shall be payable in immediately available funds at the address of Dominion set forth in the Loan Agreement.

         This Note may be prepaid at any time subject to the conditions set forth in the Loan Agreement. In the event that the Company prepays all or any portion of this Note, each prepayment of principal shall be accompanied by all accrued but unpaid interest on the amount prepaid.

         The maker and all endorsers of this Note hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

         This Note is governed by the laws of The Commonwealth of Massachusetts without reference to its choice of law provisions and is executed as a sealed instrument as of the date first above written.



                                   ONLINE RESOURCES & COMMUNICATIONS CORPORATION


                                   By: [sig]
                                      -----------------------------------------
                                                     President or CEO